FORM 8-K



               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                Date of Report (Date of Earliest
                 Event Reported):  July 1, 1994




                       GIBSON GREETINGS, INC.
     (Exact name of registrant as specified in its charter)

  Delaware                 2-82990               52-1242761
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)



            2100 Section Road, Cincinnati, Ohio  45237
            (Address of principal executive offices)




Registrant's telephone number, including area code:(513)841-6600

            INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6 and 8 are not applicable and are omitted from this report.

Item 5.   Other Events

          The press release of Gibson Greetings, Inc., dated July
1, 1994, is filed as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired.

     Not Applicable.

(b)  Pro Forma Financial Information.

     Not Applicable.

(c)  Exhibits

     Number         Description

       1            Press Release dated July 1, 1994

                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 1, 1994          GIBSON GREETINGS, INC.



                              By /s/ William L. Flaherty
                                William L. Flaherty
                                Vice President - Finance

                                                        Exhibit 1

                                                             NEWS
Gibson                                                    RELEASE
Gibson Greetings, Inc.  2100 Section Road Cincinnati OH 45237

CONTACT:  W. L. Flaherty                         RELEASE DATE:
          Vice President - Finance               July 1, 1994
          (513) 841-6675


     Gibson Greetings, Inc. (NASDAQ) announced today that it has determined that its Cleo, Inc. subsidiary overstated its finished goods inventory at December 31, 1993, resulting in a corresponding overstatement of net income for the year ended December 31, 1993. The Company believes that the overstatement resulted from an allocation of overhead variances in a manner inconsistent with generally accepted accounting principles.
Based on currently available information, the Company believes that its actual 1993 consolidated net income was approximately 20% less than the $25.8 million ($1.61 per share) previously reported. The Company and its independent accountants are continuing to pursue a vigorous investigation of this matter, and the Company expects to release further information and to restate its 1993 financial statements based on the results of its investigation.
                               END